EMPLOYMENT AGREEMENT

          Between Advantica Restaurant Group, Inc. and James B. Adamson

                  AS AMENDED AND RESTATED AS OF January 7, 1998

         This Employment Agreement ("Agreement") is amended and restated as of January 7, 1998 (the "Effective Date") between Advantica Restaurant Group, Inc., a Delaware corporation (the "Company") and James B. Adamson (the "Executive") residing at 2110 Cleveland Street Extension, Greenville, SC 29607.

                                   WITNESSETH:

         WHEREAS, Flagstar Corporation, a Delaware corporation ("Flagstar") and the Executive originally entered into this Agreement January 10, 1995 providing for the Executive's employment as President and Chief Executive Officer of Flagstar, as well as for the Executive's service as a Director of Flagstar on the terms, and subject to the conditions set forth therein;

         WHEREAS, Flagstar and the Executive have amended the Agreement as of February 27, 1995 and December 31, 1996;

         WHEREAS, the Company (formerly known as Flagstar Companies, Inc. ("FCI")) is the successor to Flagstar as a result of the merger of Flagstar into FCI pursuant to the reorganization of FCI and Flagstar under Title 11 of Chapter 11 of the U.S. Code (the "Bankruptcy Code") which was effective as of January 7, 1998 (the "Effective Time"); and

         WHEREAS, the Company and the Executive desire to further amend this Agreement and restate it to incorporate all prior amendments;





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         NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations hereinafter set forth, the parties agree as follows:

1.       Employment

         The Executive's employment under the terms of this Agreement shall commence on the Effective Date and shall continue until terminated pursuant to section 5. (Such period of employment under this Agreement is hereinafter referred to as the "Employment Term.") The Executive shall provide services to the Company hereunder as President and Chief Executive Officer of the Company. During the Employment Term, the Executive, if elected or appointed thereto, shall also serve as a Director of the Company and as Chairman of the Board of Directors of the Company (the "Board"). During the Employment Term and for so long as the Executive is an active employee of the Company in good standing, the Board shall nominate the Executive for election as a Director of the Company whenever his term as a Director of the Company expires. The Executive will serve the Company subject to the general supervision, advice and direction of the members of the Board other than the Executive (the "Disinterested Directors") and upon the terms and conditions set forth in this Agreement.

2.       Duties

         (a) During the Employment Term, and while serving as President and Chief Executive Officer of the Company the Executive shall have such authority and duties as are customary in such positions, and shall perform such other services and duties as the Disinterested Directors may from time to time designate consistent with such positions. During the Employment Term, the Executive agrees to live in the environs of the Company's headquarters.

         (b) The Executive shall report solely to the Board. All senior officers of the Company shall report, directly or indirectly through other senior officers, to the Executive, and the Executive shall be responsible for reviewing the performance of the other senior officers of the Company, and shall from time to time present to the Board his recommendations for any

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adjustments to the salaries of and bonus payments to such officers. The
Executive shall be responsible for, and, subject to discussion with and ratification by the Board, have the authority to enter into, employment contracts on behalf of the Company with other executives of the Company.

         (c) The Executive shall devote his full business time and best efforts to the business affairs of the Company; however, the Executive may devote reasonable time and attention to:

                  (i) serving as a director or member of a committee of any not-for-profit organization or engaging in other charitable or community activities;

                  (ii) serving as a director or as a board committee member of Kmart Corporation and Oxford Health Plans, Inc. (corporations that the Executive presently serves) or such other corporations and organizations that the Board approves; and

                  (iii) serving as an employee, officer, trustee, agent or representative of another business or service, but only with the advance approval of the Board.

3.       Compensation and Benefits

         (a) Base Compensation. For the calendar year ending December 31, 1998, the Company shall pay the Executive a base salary (the "Base Salary"), as compensation for his employment under this Agreement, in the amount of $1,100,000. For each calendar year thereafter within the Employment Term, the Base Salary shall be as determined by the Board but shall not be less than $1,100,000, unless the Company implements a broad scale salary reduction initiative. During the Employment Term such Base Salary shall be paid in equal installments and at least once in each calendar month.

         (b) Annual Bonus. For each calendar year ending during the Employment Term, the Executive's bonus compensation ("Annual Bonus") shall be at an annual rate equal to a

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percentage between 0% and 200% of his Base Salary in effect on December 31 of such calendar year, with a target of 75% of Base Salary (the "Targeted Bonus") if the Company and the Executive achieve budgeted financial and other performance targets which shall be established by the Compensation and Incentives Committee of the Board (the "Compensation Committee") and communicated to the Executive. The Executive's Annual Bonus earned with respect to each year shall be paid at the same time as annual incentive bonuses with respect to that year are paid to other senior executives of the Company generally.

         (c) Stock Options. On January 28, 1998, (the "Grant Date"), the Company shall grant to the Executive an option (the "Option") to purchase 500,000 shares of common stock of the Company, $.01 par value per share (the "Stock"). The Option shall be granted subject to the following terms: (i) the exercise price with respect to shares under the Option shall be $10.00 per share, the fair market value of the Stock which for purposes of this Agreement was calculated by taking the closing price of the Stock on the day immediately preceding the Grant Date; (ii) the Option shall be exercisable as follows: 30% of the Option shall be immediately exercisable upon shareholder approval of the underlying Company stock option plan, an additional 20% shall be exercisable on each of the first and second anniversaries of the Grant Date, and an additional 15% shall be exercisable on each of the third and fourth anniversaries of the Grant Date, and
(iii) the Option shall be exercisable for a period of ten years. The Executive shall immediately become 100% vested in, and eligible to exercise, the Option, and others that may be granted to him in the future, in the event of (a) his termination without Cause (as defined in section 5(c)(ii)) under Section 5(a)(iii), (b) a dissolution or liquidation of the Company, (c) a sale of all or substantially all of the Company's assets, (d) a merger or consolidation involving the Company in which the Company is not the surviving corporation, (e) a merger or consolidation involving the

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Company in which the Company is the surviving corporation but the holders of shares of common stock receive securities of another corporation and/or other property, including cash, or (f) a tender offer for at least a majority of the outstanding stock of the Company. If immediate vesting occurs because of a termination without Cause, the Option shall be exercisable for 60 days following the effective date of such termination; in all other events the option will remain exercisable under the terms of the grant.

         (d) Stock Grant. (i) Grant of Stock. As soon as is administratively feasible following the Grant Date, the Company shall issue to the Executive a number of whole shares of Stock with an aggregate value (based upon a fair market value of $10.00 per share of the Stock on the Grant Date as described in
Section 3(c)(i)) most nearly equal to $2,000,000 (the "Stock Value"). The difference, if any, between the Stock Value and $2,000,000, positive or negative (the "Adjustment Amount"), shall be an adjustment to the Balance Payment described in section 3(d)(ii), below. The Stock shall be fully vested and non-forfeitable on the Grant Date.

             (ii) Tax Payment. On the Grant Date, the Company shall award Executive with a payment equal to $1,750,000 which payment is intended to assist Executive in the payment of federal, state and local income taxes associated with the receipt of the Stock. A portion of the payment shall be treated as an amount withheld from wages and remitted to the proper taxing authorities as follows: $1,050,000 shall be deposited with respect to federal income taxes, $54,375 shall be deposited with respect to federal medicare taxes, and $262,500 shall be deposited with respect to South Carolina income taxes. The balance of the tax payment (the "Balance Payment") of $383,125 (as adjusted if necessary by the Adjustment Amount) shall be paid to Executive within five days after the Grant Date.

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         (e) Vacation. During each calendar year of the Employment Term, the
Executive shall be entitled to no fewer than four weeks of paid vacation, unless, based on his length of service with the Company and his position with the Company, the Executive is entitled to a greater number of weeks paid vacation under the Company's generally applicable vacation policy.

         (f) Benefits. During the Employment Term, the Executive shall be entitled to participate in all pension, profit sharing and other retirement plans, all incentive compensation plans and all group health, hospitalization and disability insurance plans and other employee welfare benefit plans in which other senior executives of the Company may participate on terms and conditions no less favorable than those which apply to such other senior executives of the Company.

         (g) Insurance Policy. Notwithstanding the provisions of section 3(f), during the Employment Term the Company shall maintain in effect term life insurance coverage for the Executive with death benefits of at least $3,250,000 in the aggregate, subject to the Executive's insurability and with the beneficiary or beneficiaries thereof designated by the Executive. Notwithstanding section 8 of this Agreement, such life insurance policy or policies may be assigned to a trust for the benefit of any beneficiary designated by the Executive.

4.       Reimbursement of Expenses

         (a) Expenses Incurred in Performance of Employment. In addition to the compensation provided for under section 3 hereof, upon submission of proper vouchers, the Company will pay or reimburse the Executive for all normal and reasonable expenses incurred by the Executive during the Employment Term in connection with the Executive's responsibilities to the Company, including the Executive's first class travel expenses and, for a reasonable number of trips chosen by the Executive each calendar year, first class travel expenses (or travel on board

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the Company's aircraft) for the Executive's spouse to accompany him on such business travel. Any income required to be imputed to Executive by reason of his spouse's travel with him under this provision shall be grossed up for taxes.

         (b) Legal Fees and Expenses in Relation Hereto. The Company agrees to reimburse the Executive for the reasonable legal fees and expenses incurred in relation to this Agreement and its subject matter.

         (c) Personal Tax and Financial Planning Expenses. The Company agrees to reimburse the Executive for reasonable legal, accounting and financial advisor fees and expenses incurred by the Executive for personal tax, financial and estate planning services in an amount not to exceed $15,000 for each calendar year, such amount to be grossed up for taxes if the reimbursement is included in Executive's income.

5.       Termination

         (a) Events of Termination. The Employment Term shall terminate upon the first to occur of the following events:

                  (i)    the death of the Executive;

                  (ii) the close of business on the 180th day following the date on which the Company gives the Executive written notice of the termination of his employment as a result of his "Permanent Disability" (as defined in subsection (c));

                  (iii) the close of business on the date on which the Company gives the Executive written notice of the Company's termination of his employment as a "Termination without Cause" (as defined in subsection (c)) or the close of business on the effective date of a termination of the Executive's employment with the Company pursuant to subsection (c)(iii);

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                  (iv)   the close of business on the date on which the Company
             gives the Executive written notice of the Company's termination of his employment for "Cause" (as defined in subsection (c)); and

                  (v) the close of business on the effective date of a "Voluntary Termination" (as defined in subsection (c)) by the Executive of his employment with the Company.

         (b) Termination Benefits. Upon the termination of the Executive's employment with the Company for any reason set forth in subsection (a), the Company shall provide the Executive (or, in the case of his death, his estate or other legal representative) benefits due him under the Company's benefits plans and policies for his services rendered to the Company prior to the date of such termination (according to the terms of such plans and policies), and the Company shall pay the Executive not later than 90 days after such termination, in a lump sum, all Base Salary earned through the date of such termination. The Executive shall be entitled to the payments and benefits described below only as each is applicable to such termination of employment.

                  (i) In the event of a termination as a result of the Executive's death, and in addition to any other death benefits payable under the Company's benefit plans or policies, (A) for so long as the Executive's surviving spouse is receiving any Base Salary payment under clause (B) below, the Executive's eligible family dependents (collectively, "Family") shall be entitled to receive and participate in the disability, health, medical and other welfare benefit plans which the Executive and/or his Family would otherwise have been entitled to hereunder if the Executive had not terminated employment (the "Welfare Benefits") in addition to any continuation coverage which the Executive's Family is entitled to elect under Section 4980B of the Code; and (B) for a period of one year following the date of the Executive's death, the Executive's surviving spouse shall be paid

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             (x) the Base Salary in effect at the date of the Executive's death, payable in monthly installments, and (y) the Annual Bonus that would have been paid under section 3(b) to the Executive during such period, payable as and when annual incentive bonuses with respect to such period are paid by the Company to other senior executives of the Company generally.

                  (ii) In the event of a termination as a result of the Executive's Permanent Disability, for a period of two years after the date of such termination of the Executive's employment, (A) the Executive and/or his Family shall be entitled to receive and participate in the Welfare Benefits in addition to any continuation coverage which the Executive and/or his Family is entitled to elect under Section 4980B of the Code; and (B) the Executive shall be paid (x) one-half of the Base Salary in effect at such date of termination, payable in monthly installments, and (y) one-half of the Annual Bonus that would be payable under section 3(b) for such period, payable as and when annual incentive bonuses with respect to such period are paid by the Company to other senior executives of the Company generally.

                  (iii) In the event of a "Termination without Cause" under subsection (a)(iii), (A) the Executive and/or his Family shall be entitled until the earlier of (x) the second anniversary of the date of such termination of employment or (y) the commencement of coverage of the Executive and/or his Family by another group medical benefits plan providing substantially comparable benefits to the Welfare Benefits and which does not contain any pre-existing condition exclusions or limitations, to receive and participate in the Welfare Benefits in addition to any continuation coverage which the Executive and/or his Family is entitled to elect under Section 4980B of the Code; (B) not later than

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             90 days after such termination, the Company shall pay to the
             Executive in a lump sum an amount equal to two hundred percent (200%) of the Executive's Base Salary plus two hundred percent (200%) of his Target Bonus; and (C) the Option shall be one hundred percent (100%) vested and exercisable as of the date of such termination for a period of sixty (60) days following the effective date of such termination.

                  (iv) In the event of a termination for Cause under subsection (a)(iv) and in the event of a Voluntary Termination under subsection (a)(v), the Executive shall not be entitled to any benefits or payments from the Company except as provided in the first sentence of subsection (b) above.

         (c) For purposes of this Agreement:

                  (i) "Permanent Disability" shall mean the Executive's inability to perform the material duties contemplated by this Agreement by reason of a physical or mental disability or infirmity which has continued for more than 180 consecutive days. The Executive agrees to submit such medical evidence regarding such disability or infirmity as is reasonably requested by the Company, including, but not limited to, an examination by a physician selected by the Company in its sole discretion.

                  (ii) "Cause" shall mean (A) the Executive's habitual neglect of his material duties, (B) an act or acts by the Executive, or any omission by him, constituting a felony, and the Executive has entered a guilty plea or confession to, or has been convicted of, such felony, (C) the Executive's failure to follow any lawful directive of the Board consistent with the Executive's position and duties, (D) an act or acts of fraud or dishonesty by the Executive which results or is intended to result in financial or economic harm to the Company, or (E) breach of a material provision of this Agreement by the

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             Executive; provided, that the Company shall provide the Executive
             (x) written notice specifying the nature of the alleged Cause, and, with respect to clauses (A), (C) and (E), (y) a reasonable opportunity to appear before the Board to discuss the matter, and
             (z) a reasonable opportunity to cure any such alleged Cause.

                  (iii) (A) "Voluntary Termination" shall mean any voluntary termination by the Executive of his employment with the Company provided that the Executive shall give the Company at least 120 days' prior written notice of the effective date of such termination. (B) For purposes of this Agreement, the Executive shall not be deemed to have incurred a "Voluntary Termination" if upon 10 days' prior written notice from the Executive, the Executive notifies the Company that his termination of employment with the Company is a result of (x) a breach by the Company of a material provision of this Agreement or (y) a change by the Company of the Executive's title, duties or responsibilities as Chairman of the Board and Chief Executive Officer of the Company without his consent, and such breach or change is not corrected by the Company within 30 days or such longer reasonable amount of time required to correct such breach or change, not to exceed 90 days, after the Executive notifies the Board in writing of the action or omission which the Executive believes constitutes such a breach or change. In such event, the Executive shall be deemed to have been terminated without Cause, and the benefits described under section
             (b)(iii) shall apply.

                  (iv) "Termination without Cause" shall mean a termination by the Company of the Executive's employment without Cause (as defined above), and shall be deemed to include any termination under the circumstances described in subsection (c)(iii)(B).

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         (d) Notwithstanding any other provision of this Agreement, if any payment or benefit from the Company would be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Executive shall designate which payments or benefits or portion thereof shall be reduced to the extent necessary so that no portion thereof shall be subject to Section 4999 of the Code; but only if, by reason of such reduction, the benefit to the Executive of all amounts payable under section 5 plus all other payments and benefits that the Executive receives or is then entitled to receive from the Company that would constitute a "parachute payment" within the meaning of Section 280G of the Code, net of income and excise taxes with respect thereto (the "Net After Tax Benefit") is greater than the Net After Tax Benefit if the reduction were not made.

         (e) In the event of any termination of the Executive's employment by the Company or by the Executive under circumstances described in subsection
(c)(iii)(B), the Executive shall not be required to seek other employment to mitigate damages, and any income earned by the Executive from other employment or self-employment shall not be offset against any obligations of the Company to the Executive under this Agreement.

6.        Protected Information; Prohibited Solicitation and Competition

         (a) The Executive hereby recognizes and acknowledges that during the course of his employment by the Company, the Company will furnish, disclose or make available to the Executive confidential or proprietary information related to the Company's business, including, without limitation, customer lists, ideas, processes, inventions and devices, that such confidential or proprietary information has been developed and will be developed through the Company's expenditure of substantial time and money, and that all such confidential information could be used by the Executive and others to compete with the Company. The Executive hereby agrees that all such confidential or proprietary information shall constitute trade secrets, and further agrees to use such confidential or proprietary information only for the purpose of carrying out his duties with the Company and not otherwise to disclose such information unless otherwise required to do so by subpoena or other legal process. No information otherwise in the public domain (i.e., information that has been disclosed to the general public, the marketplace or to governmental regulatory agencies) shall be considered confidential.

         (b) The Executive hereby agrees, in consideration of his employment hereunder and in view of the confidential position to be held by the Executive hereunder, that during the Employment Term and for the period ending on the date which is two years after the later of (1) the termination of the Employment Term and (2) the date on which the Company is no longer required to provide the payments and benefits described in section 5(b) (other than any continuation coverage which the Executive and/or his Family is entitled to elect under
Section 4980B of the Code), the Executive shall not, without the written consent of the Company, knowingly solicit, entice or persuade any other employees of the Company or any affiliate of the Company to leave the services of the Company or such affiliate for any reason.

         (c) The Executive further agrees that, he shall not (except as to the activities described in section 2(c)) for so long as he is receiving any benefits under section 5(b) enter into any relationship whatsoever, either directly or indirectly, alone or in partnership, or as an officer, director, employee or stockholder (beneficially owning stock or options to acquire stock totaling more than five percent of the outstanding shares) of any corporation (other than the Company), or otherwise acquire or agree to acquire a significant present or future equity or other proprietorship interest, whether as a stockholder, partner, proprietor or otherwise, with any enterprise, business or division thereof (other than the Company), which is engaged in the restaurant or food services

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business in those states within the United States in which the Company or any of its subsidiaries is at the time of such termination of employment conducting its business and which has annual sales of at least $50,000,000.

         (d) The restrictions in this section 6 shall survive the termination of this Agreement and shall be in addition to any restrictions imposed upon the Executive by statute or at common law.

         (e) The parties hereby acknowledge that the restrictions in this section 6 have been specifically negotiated and agreed to by the parties hereto and are limited to only those restrictions necessary to protect the Company from unfair competition. The parties hereby agree that if the scope or enforceability of any provision, paragraph or subparagraph of this section 6 is in any way disputed at any time, and should a court find that such restrictions are overly broad, the court may modify and enforce the covenant to the extent that it believes to be reasonable under the circumstances.
 Each provision, paragraph and subparagraph of this section 6 is separable from every other provision, paragraph, and subparagraph and constitutes a separate and distinct covenant.

7.       Injunctive Relief

         The Executive hereby expressly acknowledges that any breach or threatened breach by the Executive of any of the terms set forth in section 6 of this Agreement may result in significant and continuing injury to the Company, the monetary value of which would be impossible to establish. Therefore, the Executive agrees that the Company shall be entitled to apply for injunctive relief in a court of appropriate jurisdiction. The provisions of this section shall survive the Employment Term.

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8.       Parties Benefited; Assignments

         This Agreement shall be binding upon the Executive, his heirs and his personal representative or representatives, and upon the Company and its successors and assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned by the Executive, other than by will or by the laws of descent and distribution.

9.       Notices

         Any notice required or permitted by this Agreement shall be in writing, sent by registered or certified mail, return receipt requested, addressed to the Board and the Company at its then principal office, or to the Executive at the address set forth in the preamble, as the case may be, or to such other address or addresses as any party hereto may from time to time specify in writing for the purpose in a notice given to the other parties in compliance with this section. Notices shall be deemed given when received.

10.      Governing Law

         This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of South Carolina, without regard to conflict of law principles.

11.      Indemnification and Insurance; Legal Expenses

         The Company shall indemnify the Executive to the fullest extent permitted by the laws of the State of Delaware, as in effect at the time of the subject act or omission, and shall advance to the Executive reasonable attorney's fees and expenses as such fees and expenses are incurred (subject to an undertaking from the Executive to repay such advances if it shall be finally determined that by a judicial decision which is not subject to appeal that the Executive was not entitled to the reimbursement of such fees and expenses) and he will be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its directors and officers against all costs, charges and expenses incurred or sustained by him in

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connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director, officer or employee of the Company or any of its subsidiaries or his serving or having served any other enterprise as a director, officer or employee at the request of the Company (other than any dispute, claim or controversy arising under or relating to this Agreement).

12.      Disputes

         Any dispute or controversy arising under, out of, in connection with or in relation to this Agreement shall, at the election and upon written demand of either the Executive or the Company, be finally determined and settled by arbitration in the city of the Company's headquarters in accordance with the rules and procedures of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction thereof.

13.      Miscellaneous

         This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement supersedes any prior written or oral agreements or understandings between the parties relating to the subject matter hereof. No modification or amendment of this Agreement shall be valid unless in writing and signed by or on behalf of the parties hereto. A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be held invalid or unenforceable, such invalidity and unenforceability shall not affect the remaining provisions hereof and the application of such provisions to other persons or circumstances, all of which shall

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be enforced to the greatest extent permitted by law. The compensation provided to the Executive pursuant to this Agreement shall be subject to any withholdings and deductions required by any applicable tax laws. Any amounts payable under this Agreement to the Executive after the death of the Executive shall be paid to the Executive's estate or legal representative. The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

                            [signature page follows]



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         IN WITNESS WHEREOF, the parties have duly executed and delivered this
Agreement as of the date first written above.


                                       Advantica Restaurant Group, Inc.

                                       By:   /s/ Donald R. Shepherd
                                            -----------------------------------
                                       Name:  Donald R. Shepherd
                                       Title: Chairman, Compensation and
                                              Incentives Committee of the Board
                                              of Directors


                                       By:      /s/ Stephen W. Wood
                                            -----------------------------------
                                       Name:  Stephen W. Wood
                                       Title: Senior Vice President
                                              Advantica Restaurant Group, Inc.


                                       By:      /s/ James B. Adamson
                                            -----------------------------------
                                       Name:  James B. Adamson



                              ADDENDUM TO AGREEMENT

         This Addendum To Agreement ("Addendum") is attached to and made a part of that certain employment agreement, amended and restated as of January 7, 1998, between Advantica Restaurant Group, Inc., a Delaware corporation and James
B. Adamson (the "Agreement"). Unless otherwise defined herein, all capitalized terms used herein shall have the same meaning as used in the Agreement. In the event of any inconsistency between the terms and provisions of this Addendum and the terms and provisions of the Agreement, the terms and provisions of this Addendum shall prevail.

         Notwithstanding, anything to the contrary in the attached Agreement and specifically in lieu of subsection 5(b)(iii) of such Agreement, it is specifically agreed that in the event of a

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"Termination without Cause", (A) the Executive and/or his Family shall be entitled until the earlier of (x) the second anniversary of the date of such termination of employment or (y) the commencement of coverage of the Executive and/or his Family by another group medical benefits plan providing substantially comparable benefits to the Welfare Benefits and which does not contain any pre-existing condition exclusions or limitations, to receive and participate in the Welfare Benefits in addition to any continuation coverage which the Executive and/or his Family is entitled to elect under Section 4980B of the Code; (B) not later than 90 days after such termination, the Company shall pay to the Executive in a lump sum an amount equal to 299% of the Executive's Base Salary and his Target Bonus; and (C) the Option shall be one hundred percent (100%) vested and exercisable as of the date of such termination for a period of sixty (60) days following the effective date of such termination.


James B. Adamson                       Advantica Restaurant Group, Inc.

/s/ James B.Adamson                    By:  /s/ Donald R. Shepherd
------------------------                   ----------------------------------
                                       Name:  Donald R. Shepherd
                                       Title: Chairman, Compensation and
                                              Incentives Committee of the Board
                                              of Directors




                                       By:  /s/ Stephen W. Wood
                                           ----------------------------------
                                       Name:  Stephen W. Wood
                                       Title: Executive Vice President
                                              Advantica Restaurant Group, Inc.




                                     Page 19

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